EXHIBIT 10.1

AMENDMENT NO. 4 TO

AMENDED AND RESTATED EXECUTIVE AGREEMENT

This Amendment No. 4 to Amended and Restated Executive Agreement (the “Amendment”) is effective as of September 23, 2013 and amends that certain Amended and Restated Executive Agreement effective as of June 24, 2008 (the “Original Agreement”), as amended by Amendment No. 1 to Amended and Restated Executive Agreement effective as of September 25, 2009 (“the “First Amendment”), as further amended by Amendment No. 2 to Amended and Restated Executive Agreement effective as of September April 12, 2010 (“the “Second Amendment”), as further amended by Amendment No. 3 to Amended and Restated Executive Agreement effective as of November 21, 2011 (“the “Third Amendment”) (the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Agreement”) between Huttig Building Products, Inc., a Delaware corporation (the “Company”), and Jon Vrabely (the “Executive”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the parties hereto agree that the Agreement is amended as follows effective as of the date first above written:

1. Base Salary Increase. Paragraph 3(a)(i) of the Original Agreement is hereby amended so that, effective for pay periods beginning on and after September 23, 2013, the Executive’s annual base salary of Three Hundred Sixty Thousand Dollars ($360,000.00) shall be increased by 5% to an annual base salary of Three Hundred Seventy-Eight Thousand Dollars ($378,000.00).

2. No Effect on Severance Payments. Notwithstanding the foregoing, the Executive’s original base salary as set forth in the Original Agreement of Four Hundred Thousand Dollars ($400,000.00) (or such higher base salary as may be in effect from time to time pursuant to action of the Board) shall be deemed to be his base salary for the purposes of the calculation of any Severance Payment payable to the Executive pursuant to Paragraph 4(a)(i) of the Original Agreement or any termination payment payable to the Executive pursuant to Paragraph 4(b)(iii)(3) of the Original Agreement.

3. No Other Changes; Execution in Counterparts. Except as specifically modified by this Amendment, all of the terms and conditions of the Original Agreement shall continue in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but of which shall constitute one and the same instrument.

Huttig Building Products, Inc.		EXECUTIVE:

By:	/s/ Robert S. Evans	/s/ Jon Vrabely
Name:	Robert S. Evans	Jon Vrabely
Title:	Chairman